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                                   EXHIBIT 11
                              BMC WEST CORPORATION
                        Computation of Earnings Per Share

COMPUTATION OF PRIMARY EARNINGS PER SHARE


                                                   Three Months Ended
                                                -------------------------
                                                March 31,       March 31,
                                                  1996            1995
                                                ---------       ---------
Net income                                     $  750,000      $  504,000

Class B preferred stock accretion                  (8,500)         (8,500)
                                               ----------      ----------
Adjusted net income                            $  741,500      $  495,500
                                               ----------      ----------
                                               ----------      ----------

Weighted average shares
  outstanding                                   9,502,827       9,453,884

Net effect of dilutive stock
  options based on the treasury
  stock method using average
  market price                                    252,272         247,895
                                               ----------      ----------

Total common shares and
  equivalents                                   9,755,099       9,701,779
                                               ----------      ----------
                                               ----------      ----------

PRIMARY INCOME PER SHARE                       $      .08      $      .05
                                               ----------      ----------
                                               ----------      ----------

COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

Adjusted net income                            $  741,500      $  495,500
                                               ----------      ----------
                                               ----------      ----------

Weighted average shares
  outstanding                                   9,502,827       9,453,884

Net effect of dilutive stock
  options based on the treasury
  stock method using the higher
  of quarter-end market price or
  average market price                            265,292         253,246
                                               ----------      ----------

Total shares and equivalents                    9,768,119       9,707,130
                                               ----------      ----------
                                               ----------      ----------

FULLY DILUTED EARNINGS PER SHARE               $      .08      $      .05
                                               ----------      ----------
                                               ----------      ----------
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